UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 11, 2017

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware _________	1-10962 _________	95-3797580 _________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 11, 2017, Callaway Golf Company (“Callaway”) acquired all of the outstanding shares of capital stock of Ogio International, Inc. (“Ogio”), pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”), by and among Callaway, Ogio, each of the shareholders and optionholders of Ogio (collectively, the “Sellers”), and David J. Wunderli, as Shareholder Representative.

Under the terms of the Purchase Agreement, Callaway paid to the Sellers an aggregate purchase price of $75.5 million in cash, subject to a working capital adjustment.

Callaway, Ogio and the Sellers agreed to customary representations, warranties and covenants in the Purchase Agreement. Subject to certain limitations, the Sellers are required to indemnify Callaway for losses resulting from any breaches of Ogio’s or the Sellers’ representations, warranties and covenants made in the Purchase Agreement and certain other matters. To supplement the indemnification provided by the Sellers, Callaway has obtained representation and warranty insurance.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about Callaway, Ogio or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Callaway’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 11, 2017, Callaway completed its acquisition of Ogio as described in Item 1.01, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit 2.1	Share Purchase Agreement, dated as of January 11, 2017, by and among Callaway Golf Company, Ogio International, Inc., Michael J. Pratt, David J. Wunderli, David Cartwright, Gary Bowen, Marty Lott, Jeremy Lott, Jordan Lott and Anthony M. Palma; and David J. Wunderli, as Shareholder Representative.*

* Certain schedules referenced in the Share Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2017	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary